EXHIBIT  23(J)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Selected American Shares, Inc., Selected Special Shares, Inc., and Selected Capital Preservation Trust;

We consent to the use of our report dated February 9, 2001 incorporated by reference in the separate Registration Statements of Selected American Shares, Inc., Selected Special Shares, Inc., and Selected Capital Preservation Trust and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



                                                    /s/ KPMG LLP
                                                    ---------------------------
                                                    /s/ KPMG LLP


Denver, Colorado
April 23, 2001